Filed Pursuant to Rule 424(b)(2)
Registration No. 333-185462

Pricing Supplement To Prospectus dated November 10, 2014 and Prospectus Supplement dated November 17, 2014

United Mexican States

U.S. $110,000,000,000 Global Medium-Term Notes, Series A

U.S. $2,000,000,000 3.600% Global Notes due 2025

The notes will mature on January 30, 2025. Mexico will pay interest on the notes on January 30 and July 30 of each year, commencing July 30, 2015. Mexico may redeem the notes in whole or in part before maturity, at par plus the Make-Whole Amount and accrued interest, as described herein. The notes will not be entitled to the benefit of any sinking fund.

The notes will be issued under an indenture, each issuance of which constitutes a separate series under said indenture. The indenture contains provisions regarding future modifications to the terms of the notes that differ from those applicable to Mexico’s outstanding public external indebtedness issued prior to November 10, 2014. Under these provisions, which are described beginning on page 8 of the accompanying prospectus dated November 10, 2014, Mexico may amend the payment provisions of the notes and other reserved matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of notes, more than 75% of the aggregate principal amount of the outstanding notes of such series; (2) with respect to two or more series of notes, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding notes of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of notes, more than 66 2/3% of the aggregate principal amount of the outstanding notes of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding notes of each series affected by the proposed modification, taken individually.

Mexico will apply to list the notes on the Luxembourg Stock Exchange and to have the notes admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined whether this pricing supplement or the related prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes have not been and will not be registered with the National Securities Registry maintained by the Mexican National Banking and Securities Commission (“CNBV”), and therefore may not be offered or sold publicly in Mexico. The notes may be offered or sold to qualified and institutional investors in Mexico, pursuant to the private placement exemption set forth under Article 8 of the Mexican Securities Market Law. As required under the Mexican Securities Market Law, Mexico will give notice to the CNBV of the offering of the notes under the terms set forth herein. Such notice will be submitted to the CNBV to comply with the Mexican Securities Market Law, and for informational purposes only. The delivery to, and receipt by, the CNBV of such notice does not certify the solvency of Mexico, the investment quality of the notes, or that the information contained in this pricing supplement, the prospectus supplement or the prospectus is accurate or complete. Mexico has prepared this pricing supplement and is solely responsible for its content, and the CNBV has not reviewed or authorized such content.

	Price to Public(1)		Underwriting Discounts		Proceeds to Mexico, before expenses(1)
Per note		99.335%		0.18%		99.155%
Total	U.S. $	1,986,700,000	U.S. $	3,600,000	U.S. $	1,983,100,000

(1)	Plus accrued interest, if any, from November 25, 2014.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”), the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) against payment on or about November 25, 2014.

Joint Lead Managers

Goldman, Sachs & Co.	J.P. Morgan

November 18, 2014

Pricing Supplement

About This Pricing Supplement	PS-3
Use of Proceeds	PS-4
Description of the Notes	PS-5
Plan of Distribution	PS-9

Prospectus Supplement

About this Prospectus Supplement	S-3
Summary	S-4
Risk Factors	S-8
Description of the Notes	S-11
Taxation	S-21
Plan of Distribution	S-27
Glossary	S-33
Annex A – Form of Pricing Supplement	A-1

Prospectus

About this Prospectus	3
Forward-Looking Statements	3
Data Dissemination	4
Use of Proceeds	4
Description of the Securities	5
Plan of Distribution	15
Official Statements	16
Validity of the Securities	17
Authorized Representative	18
Where You Can Find More Information	18

Mexico is a foreign sovereign state. Consequently, it may be difficult for investors to obtain or realize upon judgments of courts in the United States against Mexico. See “Risk Factors” in the accompanying prospectus supplement.

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement supplements the accompanying prospectus supplement dated November 17, 2014, relating to Mexico’s U.S. $110,000,000,000 Global Medium-Term Note Program and the accompanying prospectus dated November 10, 2014 relating to Mexico’s debt securities and warrants. If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus. All three documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement. Mexico has not authorized anyone else to provide you with different information. Mexico and the managers are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

Mexico is furnishing this pricing supplement, the prospectus supplement and the prospectus solely for use by prospective investors in connection with their consideration of a purchase of the notes. Mexico confirms that:

•	the information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is true and correct in all material respects and is not misleading;

•	it has not omitted other facts the omission of which makes this pricing supplement and the accompanying prospectus supplement and prospectus as a whole misleading; and

•	it accepts responsibility for the information it has provided in this pricing supplement and the accompanying prospectus supplement and prospectus.

IN CONNECTION WITH THIS OFFERING OF NOTES, J.P. MORGAN SECURITIES LLC (THE “STABILIZING MANAGER”), OR ANY PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER, MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER, OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER, WILL UNDERTAKE STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE RELEVANT STABILIZING MANAGER, OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER, IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES. THIS SUPPLEMENTS THE STABILIZATION PROVISION IN THE PROSPECTUS SUPPLEMENT DATED NOVEMBER 17, 2014 ISSUED BY MEXICO.

This pricing supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this pricing supplement or any of its contents.

This pricing supplement does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in such jurisdiction. The distribution of this pricing supplement and the offer or sale of notes may be restricted by law in certain jurisdictions. Mexico and the managers do not represent that this pricing supplement may be lawfully distributed, or that any notes may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by Mexico or the managers which would permit a public offering of the notes or distribution of this pricing supplement in any jurisdiction where action for that purpose is required. Accordingly, no notes may be offered or sold, directly or indirectly, and neither this pricing supplement nor any offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations and the managers have represented that all offers and sales by them will be made on the same terms. Persons into whose possession this pricing supplement comes are required by Mexico and the managers to inform themselves about and to observe any such restriction. In particular, there are restrictions on the distribution of this pricing supplement and the offer or sale of notes in, among others, Chile, Hong Kong, Italy, Mexico, Singapore and the United Kingdom, see the section entitled “Plan of Distribution.”

USE OF PROCEEDS

The net proceeds to Mexico from the sale of the notes will be approximately U.S. $1,982,600,000, after the deduction of the underwriting discount and Mexico’s share of the expenses in connection with the sale of the notes, which are estimated to be approximately U.S. $500,000. Mexico intends to use the net proceeds of the sale of the notes for the general purposes of the Government of Mexico, including the refinancing, repurchase or retirement of domestic and external indebtedness of the Government. None of the managers shall have any responsibility for the application of the net proceeds of the notes.

DESCRIPTION OF THE NOTES

Mexico will issue the notes under an indenture, dated as of November 17, 2014, between Mexico and Deutsche Bank Trust Company Americas, as trustee. The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture and the form of the notes before making your investment decision. Mexico has filed or will file copies of these documents with the SEC and will also file copies of these documents at the offices of the trustee.

Aggregate Principal Amount:	U.S. $2,000,000,000

Issue Price:	99.335%, plus accrued interest, if any, from November 25, 2014

Issue Date:	November 25, 2014

Maturity Date:	January 30, 2025

Specified Currency:	U.S. dollars (U.S. $)

Authorized Denominations:	U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof

Form:	Registered; Book-Entry through the facilities of DTC, Euroclear and Clearstream, Luxembourg.

Interest Rate:	3.600% per annum, accruing from November 25, 2014

Interest Payment Dates:	Semi-annually on January 30 and July 30 of each year, commencing on July 30, 2015

Regular Record Dates:	January 23 and July 23 of each year

Optional Redemption:

    X      Yes                       No

Mexico will have the right at its option, upon giving not less than 30 days’ nor more than 60 days’ notice, to redeem the notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined below), plus accrued interest on the principal amount of such notes to the date of redemption. “Make-Whole Amount” means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points over (ii) the principal amount of such notes.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of investment grade debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by Mexico.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if Mexico obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co. and J.P. Morgan Securities LLC or their respective affiliates which are primary United States government securities dealers and their respective successors, and two other Primary Treasury Dealers (as defined below) selected by Mexico; provided that if any of the foregoing shall cease to be a primary United States government securities dealer in the City of New York (a “Primary Treasury Dealer”), Mexico will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Mexico, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Mexico by such Reference Treasury Dealer at 3:30 p.m., New York, time on the third business day preceding such redemption date.

Optional Repayment:	Yes X No

Indexed Note:	Yes X No

Foreign Currency Note:	Yes X No

Managers:	Goldman, Sachs & Co. J.P. Morgan Securities LLC

Purchase Price:	99.155%, plus accrued interest, if any, from November 25, 2014

Method of Payment:	Wire transfer of immediately available funds to an account designated by Mexico.

Listing:	Mexico will apply to list the notes on the Luxembourg Stock Exchange.

Trading:	Mexico will apply to have the notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

Securities Codes:

CUSIP: ISIN:	91087BAA8 US91087BAA89

Common Code:	111995923

Trustee, Principal Paying Agent, Transfer Agent and Registrar:	Deutsche Bank Trust Company Americas

Luxembourg Paying and Transfer Agent:	KBL European Private Bankers S.A.

Further Issues:	Mexico may from time to time, without the consent of holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to this pricing supplement in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon; provided, however, that any such additional notes shall be issued either in a “qualified reopening” for U.S. federal income tax purposes or with no more than de minimis original issue discount for U.S. federal income tax purposes. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.

Payment of Principal and Interest:	Principal of and interest on the notes will be payable by Mexico to the Paying Agent in U.S. dollars.

Governing Law:	New York; provided, however, that all matters governing Mexico’s authorization and execution of the indenture and the notes will be governed by and construed in accordance with the law of Mexico. Notwithstanding any authorization or any reserved matter modification, all matters related to the consent of holders and to modifications of the indenture or the notes will always be governed by and construed in accordance with the law of the State of New York.

Additional Provisions:	The notes will contain provisions regarding future modifications to their terms that differ from those applicable to Mexico’s outstanding public external indebtedness issued prior to November 10, 2014. Those provisions are described beginning on page 8 of the accompanying prospectus dated November 10, 2014.

PLAN OF DISTRIBUTION

The managers severally have agreed to purchase, and Mexico has agreed to sell to them, the principal amount of the notes listed opposite their names below. The terms agreement, dated as of November 18, 2014, between Mexico and the managers provides the terms and conditions that govern this purchase.

Managers	Principal Amount of Notes

Goldman, Sachs & Co.	U.S. $	1,000,000,000
J.P. Morgan Securities LLC	U.S. $	1,000,000,000

Total	U.S. $	2,000,000,000

Goldman, Sachs & Co. and J.P. Morgan Securities LLC are acting as joint lead managers in connection with the offering of the notes.

The managers plan to offer the notes at the price set forth on the cover page of this pricing supplement. After the initial offering of the notes, the managers may vary the offering price and other selling terms.

The managers are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of the validity of the notes by counsel and other conditions contained in the terms agreement, such as the receipt by the managers of certificates of officials and legal opinions. The managers reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Some of the managers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Mexico or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the managers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Mexico or its affiliates. Certain of the managers or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such managers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The managers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In order to facilitate the offering of the notes, the managers may engage in transactions that stabilize, maintain or affect the price of the notes. In particular, the managers may:

•	over-allot in connection with the offering (i.e., apportion to dealers more of the notes than the managers have), creating a short position in the notes for their own accounts;

•	bid for and purchase notes in the open market to cover over-allotments or to stabilize the price of the notes; or

•	if the managers repurchase previously distributed notes, reclaim selling concessions which they gave to dealers when they sold the notes.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The managers are not required to engage in these activities, but, if they do, they may discontinue them at any time.

Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the relevant Stabilizing Manager, or any person acting on behalf of the Stabilizing Manager, in accordance with all applicable laws and rules. This supplements the stabilization provision in the prospectus supplement dated November 17, 2014 issued by Mexico.

Certain of the managers and their affiliates have engaged in and may in the future engage in other transactions with and perform services for Mexico. These transactions and services are carried out in the ordinary course of business.

It is expected that delivery of the notes will be made against payment therefor on the fifth day following the date hereof (such settlement cycle being referred to herein as “T+5”). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date hereof or the next three business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof or the next three succeeding business days should consult their own advisors.

The net proceeds to Mexico from the sale of the notes will be approximately U.S. $1,982,600,000, after the deduction of the underwriting discount and Mexico’s share of the expenses in connection with the sale of the notes, which are estimated to be approximately U.S. $500,000.

The managers have agreed to pay for certain expenses in connection with the offering of the notes.

Mexico has agreed to indemnify the managers against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended.

Selling Restrictions

The notes are being offered for sale in jurisdictions in North America, Europe and Asia where it is legal to make such offers. The managers have agreed that they will not offer or sell the notes, or distribute or publish any document or information relating to the notes, in any place without complying with the applicable laws and regulations of that place. If you receive this pricing supplement and the related prospectus supplement and prospectus, then you must comply with the applicable laws and regulations of the place where you (a) purchase, offer, sell or deliver the notes or (b) possess, distribute or publish any offering material relating to the notes. Your compliance with these laws and regulations will be at your own expense.

Canada

The notes may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Chile

Notice to Chilean Investors

Pursuant to the Securities Market Law of Chile and Norma de Carácter General (Rule) No. 336, dated June 27, 2012, issued by the Superintendency of Securities and Insurance of Chile (Superintendencia De Valores y Seguros or “SVS”) (“Rule 336”), the notes may be privately offered to certain Qualified Investors identified as such by Rule 336 (which in turn are further described in rule no. 216, dated June 12, 2008, of the SVS).

Rule 336 requires the following information to be made to prospective investors in Chile:

1.	Date of commencement of the offer: November 18, 2014. The offer of the notes is subject to Norma de Carácter General (Rule) No. 336, dated June 27, 2012, issued by the SVS;

2.	The subject matter of this offer are securities not registered with the Securities Registry (Registro de Valores) of the SVS, nor with the Foreign Securities Registry (Registro de Valores Extranjeros) of the SVS, due to the notes not being subject to the oversight of the SVS;

3.	Since the notes are not registered in Chile there is no obligation by the issuer to deliver public information about the notes in Chile; and

4.	The notes shall not be subject to public offering in Chile unless registered with the relevant securities registry of the SVS.

This information has been translated into Spanish below.

Información a los Inversionistas Chilenos

De conformidad con la Ley n° 18.045, de Mercado de Valores y la Norma de Carácter General n° 336 (la “NCG 336”), de 27 de junio de 2012, de la Superintendencia de Valores y Seguros de Chile (la “SVS”), los bonos pueden ser ofrecidos privadamente a ciertos “Inversionistas Calificados”, a los que se refiere la NCG 336 y que se definen como tales en la norma de carácter general n° 216, de 12 de junio de 2008, de la SVS.

La siguiente información se proporciona a potenciales inversionistas de conformidad con la NCG 336:

1.	La oferta de los bonos comienza el 18 de noviembre de 2014, y se encuentra acogida a la Norma de Carácter General N° 336, de fecha 27 de junio de 2012, de la SVS;

2.	La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de esa superintendencia;

3.	Por tratarse de valores no inscritos en Chile no existe la obligación por parte del emisor de entregar en Chile información pública sobre estos valores; y

4.	Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each manager has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State except that it may with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of Mexico for any such offer; or

(c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes to the public shall require Mexico or any manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This pricing supplement has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of the notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of the notes contemplated in this pricing supplement in relation to the offer of the notes may only do so (i) in circumstances in which no obligation arises for Mexico or any manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by a pricing supplement which specifies that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State and such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or pricing supplement, as applicable, and Mexico has consented in writing to its use for the purpose of such offer. Except to the extent sub-paragraph (ii) above may apply, neither Mexico nor any manager have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for Mexico or any manager to publish or supplement a prospectus for such offer.

The above selling restriction is in addition to any other selling restrictions set forth herein.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CWUMPO”), or (b) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” as defined in the CWUMPO, and no advertisement, invitation or document relating to the notes may be issued, or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Italy

The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered, nor copies of this pricing supplement, the accompanying prospectus, prospectus supplement, or any other documents relating to the notes may be distributed in Italy except:

(a)	to “qualified investors”, as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of 29 October 2007, as amended (“Regulation No. 16190”) pursuant to Article 34-ter, paragraph 1, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or

(b)	in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

Any offer, sale or delivery of the notes or distribution of copies of this pricing supplement, the accompanying prospectus, prospectus supplement or any other documents relating to the notes in Italy must be:

(a)	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Law”), Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

(b)	in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

(c)	in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the notes on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “Financial Instruments and Exchange Law”) and each manager has represented and agreed that it has not offered or sold, and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 288 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Mexico

The notes have not been and will not be registered with the National Securities Registry maintained by the Mexican National Banking and Securities Commission (“CNBV”) and therefore may not be offered or sold publicly in Mexico. The notes may be offered or sold to qualified and institutional investors in Mexico pursuant to the private placement exemption set forth under Article 8 of the Mexican Securities Market Law. As required under the Mexican Securities Market Law, Mexico will give notice to the CNBV of the offering of the notes under the terms set forth herein. Such notice will be submitted to the CNBV to comply with the Mexican Securities Market Law, and for informational purposes only. The delivery to, and receipt by, the CNBV of such notice does not certify the solvency of Mexico, the investment quality of the notes, or that the information contained in this pricing supplement or in the prospectus supplement or in the prospectus is accurate or complete. Mexico has prepared this pricing supplement and is solely responsible for its content, and the CNBV has not reviewed or authorized such content.

Netherlands

In addition and without prejudice to the EEA selling restrictions above, zero coupon Notes in bearer form on which interest does not become due and payable during their term but only at maturity and other Notes in bearer form that qualify as savings certificates (spaarbewijzen) within the meaning of the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) may be transferred or accepted only through the mediation of either the Issuer or a member of Euronext Amsterdam N.V. and with due observance of the Dutch Savings Certificates Act and its implementing regulations (including the registration requirements), provided that no such mediation is required in respect of (i) the initial issue of such Notes to the first holders thereof, (ii) any transfer and delivery by natural persons who do not act in the conduct of a profession or trade, and (iii) the issue and trading of such Notes, if such Notes are physically issued outside the Netherlands and not distributed in the Netherlands in the course of primary trading or immediately thereafter; in addition (i) certain identification requirements in relation to the issue and transfer of, and payment on, such Notes have to be complied with, (ii) any reference in publications concerning such Notes to the words “to bearer” is prohibited, (iii) so long as such Notes are not listed at Euronext Amsterdam N.V., each transaction involving a transfer of such Notes must be recorded in a transaction note, containing, at least, the name and address of the counterparty to the transaction, the nature of the transaction, and a description of the amount, registration number(s), and type of the Notes concerned, and (iv) the requirement described under (iii) must be printed on such Notes.

Each manager has acknowledged and agreed that it has not and will not make an offer of the notes to the public in the Netherlands in reliance on Article 3(2) of the Prospectus Directive unless (i) such offer is made exclusively to persons or entities which are (a) qualified investors as defined in the Prospectus Directive or (b) represented by eligible discretionary asset managers in accordance with Article 55 of the Exemption Regulation DFSA (Vrijstellingsregeling Wft), or (ii) a standard warning is used as required by Article 5:5(2) or 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht or DFSA), provided that no such offer of notes shall require Mexico or any manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purpose of this paragraph the expression “Prospectus Directive” means Directive 2003/71/EC as amended and implemented in Dutch law.

Notes with a maturity of less than 12 months must either (a) have a minimum denomination of EUR 100,000, or (b) be offered solely to professional market parties (professionele marktpartij) within the meaning of the DFSA and the rules promulgated thereunder.

Singapore

None of this pricing supplement, the accompanying prospectus or prospectus supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each manager has represented and agreed that this pricing supplement, the accompanying prospectus, prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes has not been and will not be circulated or distributed by it nor have the notes been, nor will the notes be, offered or sold by it, or be made the subject of an invitation for subscription or purchase by it, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person from an offer referred to in Section 275 (1A) or 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The offer and sale of the notes is made in Switzerland on the basis of a private placement, not as a public offering. This pricing supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this pricing supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this pricing supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

Each manager has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to Mexico; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

See “Plan of Distribution” in the prospectus supplement for additional restrictions on the offer and sale of the notes.

The terms relating to non-U.S. offerings that appear under “Plan of Distribution” in the prospectus do not apply to the offer and sale of the notes under this pricing supplement.

UNITED MEXICAN STATES

Secretaría de Hacienda y Crédito Público

Insurgentes Sur 1971

Torre III, Piso 7

Colonia Guadalupe Inn

México, D.F. 01020

TRUSTEE, REGISTRAR, TRANSFER AGENT AND

PRINCIPAL PAYING AGENT

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor

New York, NY 10005

LUXEMBOURG LISTING AGENT

KBL European Private Bankers S.A.

43, Boulevard Royal

L-2955 Luxembourg

LEGAL ADVISORS TO MEXICO

As to United States Law Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006	As to Mexican Law Fiscal Attorney of the Federation Ministry of Finance and Public Credit Insurgentes Sur 795 Piso 12 Colonia Nápoles 03810 México, D.F.

LEGAL ADVISORS TO THE MANAGERS

As to United States Law Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004	As to Mexican Law Ritch, Mueller, Heather y Nicolau, S.C. Torre del Bosque Boulevard M. Ávila Camacho No. 24 Piso 20 Colonia Lomas de Chapultepec 11000 México, D.F.